FORM 11-K




(Mark One)
  [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended           2000
                          ------------------------------------------------------
                                              OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                  to
                               ----------------   ------------------------------
Commission file number             1-10312
                      ----------------------------------------------------------




              SYNOVUS FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN



                             SYNOVUS FINANCIAL CORP.
                                901 FRONT AVENUE
                                    SUITE 301
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-5220













                                  Exhibit 99.1

KPMG


                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 2000, 1999, and 1998


                   (With Independent Auditors' Report Thereon)

KPMG
   303 Peachtree Street, N.E.
   Suite 2000
   Atlanta, GA  30308


                          Independent Auditors' Report


The Plan Administrator
Synovus Financial Corp. Employee
    Stock Purchase Plan:


We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2000 and 1999, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Employee Stock Purchase Plan as of December 31, 2000 and 1999 and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.



                                   /s/KPMG  LLP

April 13, 2001

                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                       Statements of Financial Condition

                           December 31, 2000 and 1999

                Assets                                 2000          1999
                                                 -------------     ---------
Common stock of Synovus Financial Corp.
 at market value - 2,673,504 shares
 (cost $32,859,546) in 2000 and 2,736,615 shares
 (cost $29,397,828) in 1999
 (notes 2 and 6)                                  $72,018,851     54,390,216
Dividends receivable                                  295,121        248,530
Cash                                                  413,690        373,945
                                                -------------     ----------
                                                  $72,727,662     55,012,691
                                                =============     ==========
       Liabilities and Plan Equity

Plan equity (5,284 and 4,879 participants in
 2000 and 1999, respectively)                     $72,727,662     55,012,691
                                                ==============    ==========
See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

               Statements of Operations and Changes in Plan Equity

                 Years ended December 31, 2000, 1999, and 1998

                                                       2000           1999         1998
                                                     ---------    ----------    ----------
Dividend income                                     $1,186,878     1,016,261       865,970
Realized gain on distributions to participants
(note 5)                                             5,171,516     7,738,894     6,397,416
Unrealized appreciation (depreciation)
 of common stock of Synovus Financial Corp.
 (note 4)                                           14,166,917   (19,748,317)      265,735
Contributions (notes 1 and 3):
 Participants                                        6,620,926     5,958,921     5,374,927
 Participating employers                             3,307,572     2,968,499     2,617,354
                                                     ---------    ----------    ----------
                                                    30,453,809    (2,065,742)   15,521,402
Withdrawals by participants - common stock of
 Synovus Financial Corp. at market value
 (655,064 shares in 2000, 711,079 shares
  in 1999, and  376,113 shares in 1998)
  (notes 5 and 6)                                  (12,738,838)  (14,788,895)   (9,845,192)
                                                    ----------    ----------    ----------
     Increase (decrease) in Plan equity
      for the year                                  17,714,971   (16,854,637)    5,676,210
Plan equity at beginning of year                    55,012,691    71,867,328    66,191,118
                                                    ----------    ----------    ----------
Plan equity at end of year                         $72,727,662    55,012,691    71,867,328
                                                    ==========    ==========    ==========

See accompanying notes to financial statements.

                             SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2000, 1999, and 1998



(1)    Description of the Plan

       The Synovus Financial Corp. Employee Stock Purchase Plan (the "Plan") was implemented as of January 15, 1979. The Plan is designed to enable participating Synovus Financial Corp. ("Synovus") and subsidiaries' employees to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and subsidiaries (the "Participating Employers").

       Synovus Service Corp. serves as the Plan administrator. State Street Bank and Trust Company serves as the Plan agent, hereafter referred to as "Agent."

       All employees who work twenty hours per week or more are eligible to participate in the Plan after completing three months of continuous employment prior to the beginning of a calendar quarter.

       The Plan also permits a participant who has successfully completed the State of Georgia's Intellectual Capital Partnership Program ("ICAPP") to begin participation in the Plan immediately upon the participant's commencement of employment with a Participating Employer. Such participant's period of employment for purposes of determining the maximum compensation participant payroll deduction under the Plan will be measured beginning on the date of such participant's commencement of participation in such program.

       A participant may contribute to the Plan based on a formula through payroll deductions in multiples of $1, with a minimum deduction of $10 per month and a maximum deduction not to exceed a specified percentage of compensation (from 3% to 7%). Effective January 1, 1999, participants initially joining the Plan, requesting reinstatement in the Plan, or making a change under the Plan must select their payroll deduction amount as a percentage of compensation, with a minimum contribution level of 0.5%. Participants in the Plan prior to January 1, 1999 may continue contributing to the Plan through payroll deductions in whole dollar amounts. Matching contributions to the Plan are to be made by the Participating Employers in an amount equal to one-half of each participant's contribution. All contributions to the Plan vest immediately.

       The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers' fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

       The Plan provides that upon withdrawal from the Plan, each participant has the option to receive the proceeds from his account balance in the form of shares of Synovus common stock and a check for any fractional shares and cash held, a lump-sum cash distribution, or a combination of both. With certain exceptions, employees who have previously withdrawn shares from their Plan account are precluded from receiving matching contributions from the participating employers for a specified period of time.

                                        4                        (Continued)

                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2000, 1999, and 1998


       Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or his employer prior to the date of such amendment or termination.

       Synovus reserves the right to suspend participating employer contributions to the Plan if its Board of Directors feels that Synovus' financial condition warrants such action.


(2)    Summary of Accounting Policies

       The investment in Synovus common stock is stated at market value which is based on the closing price at year-end obtained by using market quotations on the principal public exchange markets for which such security is traded. The December 31, 2000 and 1999 market values were $26.938 and $19.875 per share, respectively.

       The realized gain on distributions to participants is determined by computing the difference between the average cost per common stock share and the market value per share at the date of the distribution to the participants.

       Dividend income is accrued on the record date.

       Contributions by participants and Participating Employers, as well as withdrawals, are accounted for on the accrual basis.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by their employer. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


                                        5                            (Continued)

                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2000, 1999, and 1998



(3)    Contributions

       Contributions by Participating Employers and by participants are as follows:

                                                   2000                           1999                           1998
                                        ----------------------------  -----------------------------  -----------------------------
                                        Participating                 Participating                  Participating
        Participating Employers          Employers     Participants     Employers     Participants     Employers      Participants
  ------------------------------------  -------------  -------------  --------------  -------------  ---------------  ------------
  Synovus Financial Corp.             $   238,201         476,402       214,785          430,345       179,712           362,500
  Columbus Bank and Trust Company         371,061         743,835       405,594          815,476       481,553           983,959
  Commercial Bank and Trust Company
      of Troup County                      32,623          65,559        27,442           55,825        22,350            52,684
  Commercial Bank of Thomasville           48,416          96,828        45,790           92,223        40,972            84,165
  Security Bank and Trust Company
      of Albany                            53,011         106,014        51,045          102,150        44,993            92,834
  Sumter Bank and Trust Company            34,401          68,844        32,793           66,899        32,216            68,220
  The Coastal Bank of Georgia              47,588          95,620        50,936          102,879        42,924            92,769
  First State Bank and Trust Company       41,102          82,591        38,861           78,740        37,276            76,126
  Bank of Hazlehurst                       15,717          31,431        17,325           35,296        15,352            31,469
  Cohutta Banking Company                  33,176          66,346        37,499           75,175        34,072            69,209
  Bank of Coweta                           59,053         118,363        55,483          111,311        52,441           106,836
  Citizens Bank & Trust of West            77,841         155,672        73,046          146,927        65,190           137,906
  Georgia
  Synovus Securities, Inc.                131,227         262,198        85,699          172,330        52,580           111,705
  The Quincy State Bank                    29,993          59,980        31,033           62,186        31,782            69,437
  Community Bank and Trust of
      Southeast Alabama                    26,697          53,504        32,646           65,320        34,818            70,940
  Tallahassee State Bank                   18,463          36,924        15,371           30,863        14,420            30,450
  CB&T Bank of Middle Georgia              40,387          80,767        37,125           74,369        32,965            68,751
  First Community Bank of Tifton           38,497          77,252        35,938           71,974        28,367            59,990
  Synovus Technologies, Inc.              189,541         379,644       177,094          357,463       160,027           331,388
  CB&T Bank of Russell County              34,066          68,127        35,687           71,495        35,900            70,912
  Sea Island Bank                          37,820          75,636        35,172           71,294        35,103            71,345
  Citizens First Bank                      36,365          72,724        38,553           78,399        35,427            72,674
  First Coast Community Bank               19,329          38,655        18,388           37,313        16,185            33,568
  Bank of Pensacola                        34,604          69,203        28,157           57,108        23,926            49,991
  Vanguard Bank and Trust                  53,102         106,896        49,556           99,744        53,502           109,317
  The National Bank of Walton County       37,635          75,266        32,300           65,508        29,540            61,990
  Athens First Bank & Trust Co.           124,251         248,493       121,133          242,503       103,030           209,766
  The Citizens Bank of Fort Valley         14,337          28,714        16,653           33,308        18,518            37,036
  The Citizens Bank of Cochran             10,306          20,610        10,315           20,631         9,981            21,276
  First Commercial Bank of Birmingham     101,537         203,061        99,586          196,945        88,778           181,291
  First National Bank of Jasper            81,383         162,411        77,634          155,383        67,093           138,781
  Sterling Bank                            32,318          64,632        30,369           60,759        27,848            56,505
  The Bank of Tuscaloosa                   43,140          86,273        43,479           86,952        35,988            71,969
  First Commercial Bank of Huntsville      34,762          69,520        32,767           65,531        28,350            58,204
  Peachtree National Bank                  45,444          91,014        44,062           88,710        39,815            81,265
  Synovus Mortgage Corp.                  106,690         212,478        38,688           77,592        22,739            45,474
  Citizens & Merchants State Bank          31,469          62,933        28,828           57,656        27,303            54,606
  Synovus Trust Company                   131,951         264,359       134,887          270,964        93,225           194,716
  Synovus Service Corp.                   195,237         392,609       207,938          417,575       175,374           361,492
  The National Bank of South Carolina     231,542         462,991       231,348          463,006       217,791           435,555
  Bank of North Georgia                   131,570         263,127       119,714          239,457        27,928            55,856
  Georgia Bank & Trust                     26,223          52,440        27,780           53,337            --                --
  Synovus Trust Company of Florida          7,633          15,266            --               --            --                --
  Synovus Trust Company of Alabama         15,384          30,768            --               --            --                --
  Charter Bank and Trust Co.               42,034          84,064            --               --            --                --
  Merit Leasing Corp.                       1,491           2,982            --               --            --                --
  Mountain National Bank                   33,733          67,462            --               --            --                --
  Total Technology Ventures                 2,562           5,125            --               --            --                --
  ProCard                                  42,947          85,893            --               --            --                --
  Synovus Insurance of Georgia              8,505          17,010            --               --            --                --
  pointpathbank                            10,718          21,434            --               --            --                --
  TSYS Total Debt Management, Inc.         20,489          40,976            --               --            --                --
                                        -------------  -------------  --------------  -------------  ---------------  ------------
           Total contributions        $ 3,307,572       6,620,926     2,968,499        5,958,921     2,617,354         5,374,927
                                        =============  =============  ==============  =============  ===============  ============


                                                   6                 (Continued)

                            SYNOVUS FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2000, 1999, and 1998

(4)    Unrealized Appreciation (Depreciation) of Synovus Common Stock

       Changes in unrealized appreciation (depreciation) on Synovus common stock are as follows:

                                                                      2000              1999              1998
                                                                 ----------------   --------------    --------------
       Unrealized appreciation at end of year                 $     39,159,305         24,992,388       44,740,705
       Unrealized appreciation at beginning of year                 24,992,388         44,740,705       44,474,970
                                                                 ----------------   --------------    --------------

       Unrealized appreciation (depreciation) for the year    $     14,166,917        (19,748,317)         265,735
                                                                 ================   ==============    ==============

(5)    Realized Gain on Withdrawal Distributions to Participants

       The gain realized on withdrawal distributions to participants is summarized as follows:

                                                                      2000              1999              1998
                                                                 ----------------   --------------    --------------
       Market value at dates of distribution or
           redemption of shares of Synovus
           common stock                                       $     12,738,838         14,788,895         9,845,192
       Less cost (computed on an average cost
           basis) of shares of Synovus common
           stock distributed or redeemed                             7,567,322          7,050,001         3,447,776
                                                                 ----------------   --------------    --------------

                  Total realized gain                         $      5,171,516          7,738,894         6,397,416
                                                                 ================   ==============    ==============

(6)    Stock Split

       On April 23, 1998, the Synovus Board of Directors approved a three-for-two stock split which was effective on May 21, 1998 in the form of a 50% stock dividend to shareholders of record as of May 7, 1998. Share and per share data for all periods presented in the accompanying financial statements and related notes has been restated to reflect the additional shares resulting from the stock split.



                                             7